UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 5, 2026

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.001	PSEC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 5, 2026, in connection with the previously announced registered direct offering, Prospect Capital Corporation (the “Company”) issued $300,000,000 in aggregate principal amount of its 8.95% Notes due 2031 (the “Notes”) under an indenture, dated as of February 16, 2012 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Original Trustee”), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of November 5, 2026 (the “Supplemental Indenture”), establishing the form and terms of the Notes (collectively, the “Indenture”).
The Notes will mature on October 31, 2031 and will bear interest at a rate of 8.95% per year payable semi-annually in arrears on April 30 and October 31 of each year, commencing on April 30, 2027. The Notes will be general senior unsecured obligations of the Company, will rank equally in right of payment with the Company’s existing and future senior unsecured debt, and will rank senior in right of payment to any potential subordinated debt, should any be issued in the future.
The Company may redeem some or all of the Notes, at its option, at any time and from time to time prior to April 30, 2029, at a price equal to 100% of the principal amount the Notes redeemed, plus an applicable “make-whole” premium as of, and accrued and unpaid interest on the Notes redeemed, if any, to, but not including, the applicable date of redemption. On and after April 30, 2029, the Company may redeem some or all of the Notes, at its option, at any time and from time to time, at the applicable redemption price set forth in the Supplemental Indenture plus accrued and unpaid interest on the Notes redeemed, if any, to, but excluding, the applicable date of redemption.
In addition, if a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs prior to maturity of the Notes, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A), as modified by Section 61(a), of the Investment Company Act of 1940, or any successor provisions, and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934. These and other covenants are subject to important limitations and exceptions that are described in the Indenture.
The Notes were offered and sold in an offering that was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-293349) previously filed with the SEC, as supplemented by a prospectus supplement dated October 29, 2026, as further supplemented by Supplement No. 1 dated November 4, 2026 to the prospectus supplement dated October 29, 2026. The transaction closed on November 5, 2026. The Company expects net proceeds of the offering of approximately $283.4 million after deducting estimated offering expenses. The Company expects to use the net proceeds of the offering primarily for the refinancing of existing indebtedness, including but not limited to, the repayment of its 3.364% Notes due 2026 and/or borrowings under its revolving credit facility. The Company intends to use the remainder of the net proceeds from the offering, if any, to maintain balance sheet liquidity, including investments in high quality short-term debt instruments, and to make long-term investments in accordance with its investment objective.
The foregoing summary of the Supplemental Indenture and the Notes set forth above does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Supplemental Indenture (which is attached as Exhibit 4.1 hereto), the form of global notes representing the Notes (attached as an exhibit to the Supplemental Indenture) and the full text of the Base Indenture, which was filed as Exhibit (d)(7) to the Company’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2, filed on March 1, 2012, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of November 5, 2026, by and between Prospect Capital Corporation and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of Global Note of 8.95% Notes due 2031 (Incorporated by reference to Exhibit 4.1 hereto)
5.1	Opinion of Venable LLP
5.2	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name:    M. Grier Eliasek
Title:     Chief Operating Officer
Date: November 5, 2026

Index to Exhibits

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of November 5, 2026, by and between Prospect Capital Corporation and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of Global Note of 8.95% Notes due 2031 (Incorporated by reference to Exhibit 4.1 hereto)
5.1	Opinion of Venable LLP
5.2	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)

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